Exhibit 23.2


			[Letterhead of KPMG]


                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the use of our report dated January 27, 1999, appearing on page 20 of Infinity Broadcasting Corporation's Form 10-K/A and page 40 of Infinity Broadcasting Corporation's Form 10-K for the year ended December 31, 1998, incorporated by reference in this Registration Statement.

/s/ KPMG LLP




New York, New York
October 19, 1999